Exhibit 10.15

NONSOLICITATION, NONCOMPETITION AND NONDISCLOSURE AGREEMENT

(NEWCO AS ADDITIONAL BORROWER)

This Nonsolicitation, Noncompetition and Nondisclosure Agreement (this “Agreement”) is made as of this 20th day of October, 2010, between between SIEMENS FIRST CAPITAL COMMERCIAL, LLC, a Delaware limited liability company (as “Agent”), and CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (“NewCo”).

STATEMENT OF FACTS

A.                                   All capitalized terms used in this Agreement and not otherwise defined have the meanings given them in that certain Credit Agreement dated May 25, 2007, as amended, among Agent, Lenders now or hereafter party thereto, NewCo and Alarm Funding, LLC, a Delaware limited liability company (“Alarm Funding” and together with NewCo, the “Borrower”) (as further amended, modified, restated or supplemented from time to time, the “Credit Agreement”).  The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

B.                                     Pursuant to the Credit Agreement, Lenders have agreed to provide the Loans and grant other financial accommodations to Borrower.

C.                                     In consideration of Lenders’ willingness to continue the Loans and grant other financial accommodations to Borrower, NewCo has granted Lenders a continuing security interest in the Collateral, including all of the customer accounts of NewCo.

D.                                    As further consideration for Lender’s willingness to provide the Loans and other financial accommodations to Borrower, NewCo, as an “Additional Borrower” pursuant to that certain Borrower Joinder and Assumption Agreement by NewCo dated as of the date hereof, is entering into this Agreement.

E.                                      NewCo acknowledges and agrees that the following legitimate business interests justify this Agreement:

•                            NewCo possesses confidential, proprietary and valuable trade secrets;

•                            NewCo  possesses valuable and confidential business information;

•                            NewCo has substantial relationships with specific prospective and existing customers and vendors; and

•                            NewCo has substantial customer and vendor goodwill associated with an ongoing business and trade name.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound, covenant and agree as follows:

1.                                       Nonsolicitation and Nonacceptance.

If any Event of Default shall have occurred which results in the acceleration of the Loans and subsequent foreclosure of the Collateral by Agent, NewCo agrees not to, for a period of 7 years from the date of such acceleration and foreclosure, for itself, as an agent or on behalf of any person, association, partnership or corporation, either directly or indirectly, solicit or attempt to obtain business from, accept business from, or do business with or service or indirectly aid or assist anyone else in the solicitation or acceptance of business from, any of the customers or accounts included as part of the Collateral pursuant to the Credit Agreement for the purpose of providing electronic security services, retail or wholesale alarm monitoring services, inspection, access control, maintenance, or related services (collectively, the “Services”).  This provision applies both to the customers and the residence or place of business occupied by such customers.  In the event NewCo is contacted by such customers, it will inform such customers that it cannot provide the Services to such customers.  In addition, NewCo agrees that it will never disparage the services, business or reputation of Agent, Lenders or the entities to whom the Collateral is assigned whether by making false or misleading statements to another person or otherwise.

2.                                       Noncompetition.  If any Event of Default shall have occurred which results in the acceleration of the  Loans and subsequent foreclosure of the Collateral by Agent, NewCo  agrees that it will not, either directly or indirectly, for a period of 5 years from the date of such acceleration and foreclosure of the Collateral, take any action in competition with the Security Business as operated and/or owned by  NewCo, Agent or the entities to whom the Collateral is assigned within any state in which  NewCo has customers.  Without limiting the generality of the foregoing, NewCo will not, either directly or indirectly, within the proscribed geographic area:

(a)                                  manage, operate, join, control, participate or become interested in or be connected with, as an agent, partner, stockholder, investor or otherwise, any business providing any of the Services;

(b)                                 lend its credit or money for the purpose of establishing or operating any business providing any of the Services;

(c)                                  furnish consultation or advice to any business providing any of the Services;

(d)                                 permit its name or any names confusingly similar to its name, Agent or the entities to whom the Collateral is assigned to be used in connection with any business providing any of the Services; or

(e)                                  sell or rent any equipment ancillary or necessary to any business providing any of the Services.

3.                                       Nondisclosure.

NewCo acknowledges that it possesses certain confidential, proprietary and trade secret information, materials and business concepts with respect to the Collateral, including information regarding marketing, sales volume, sales methods, sales proposals, products, services, dealer programs, prospective and pending acquisitions, vendors, customer lists and files, and other confidential customer information (including current, prospective and former customers), accounting data and methods, operating procedures, pricing policies, strategic plans, intellectual property, customer contracts and other agreements, manufacturer’s warranties, information about NewCo’s employees, or other confidential or proprietary information belonging to or related to NewCo ‘s affairs (collectively, the “Proprietary Information”).  If any Event of Default shall have occurred which results in the acceleration of the Loans and subsequent foreclosure of the Collateral, NewCo agrees:  (a) never to publish, copy, disclose, allow to be disclosed, or use for its own benefit or for the benefit of any other person, firm, corporation or entity, the Proprietary Information without the prior written consent of Agent, which can be withheld in Agent’s sole discretion, provided, however, NewCo may disclose the Proprietary Information to NewCo’s accountants, auditors, administrators, investors and their professional advisors, and any regulators reasonably believed to have jurisdiction; and (b) to maintain strictly the confidentiality of the Proprietary Information at all times.  NewCo agrees to take all necessary precautions to protect the Proprietary Information from unauthorized disclosure or use.  NewCo acknowledges and agrees that in any proceeding to enforce this Agreement it will be presumed that the Proprietary Information constitutes protectable trade secrets, and that NewCo will bear the burden of proving that any portion of the Proprietary Information was publicly or rightfully known and disclosed by NewCo.  Upon the request of Agent, NewCo agrees to execute and deliver to Agent an affidavit as to the complete and proper return of all Proprietary Information.  “Proprietary Information” shall not include:  (i) information that is generally available to the public through no fault of NewCo; (ii) information that is required to be disclosed by NewCo by law, subpoena or court order, provided NewCo promptly notifies Agent prior to such disclosure in order to permit Agent time to seek a protective order; or (iii) information used by NewCo to enforce or defend a claim under this Agreement or used by NewCo to enforce or defend any claim under any other Credit Document.

4.                                       Independent Contractors and Employees.

For a period of 3 years following an Event of Default which results in acceleration of the Loans and subsequent foreclosure of the Collateral by Agent, NewCo will not, directly or indirectly, individually or through any other entity or otherwise, without the prior written consent of Agent, which can be withheld in Agent’s sole discretion, knowingly take any action detrimental to the relationship between any of the former independent contractors or employees of NewCo and the entities to whom the Collateral is assigned if such entities are currently employing such independent contractors or employees.

5.                                       Acknowledgment.

NewCo acknowledges and recognizes that:  (a) this Agreement is necessary for the protection of the legitimate business interests of Lenders in making the Loans and other financial accommodations to Borrower contemplated by the Credit Agreement and the other Credit Documents; (b) the execution and delivery of this Agreement is a mandatory condition precedent to the closing of the transactions contemplated by the Credit Agreement and the other Credit Documents, without which such transactions will not close; (c) the enforcement of this

Agreement is unrelated to, independent from and unaffected by any dispute that may arise under the Credit Agreement or the other Credit Documents; (d) the scope of this Agreement regarding duration, geographic area and the level of activities restricted is reasonable; (e) NewCo has no intention of violating this Agreement; and (f) the breach of this Agreement will be such that Lenders will not have an adequate remedy at law because of the unique nature of the Collateral, and the Proprietary Information, and the confusion to customers and the public that a breach would create.

6.                                       Representations.

NewCo represents and warrants that:  (a) it has the authority to enter into this Agreement, and that in doing so it will not violate any agreement, order or law; and (b) there are no third-party consents required for it to enter into this Agreement which have not been obtained and delivered to Agent.

7.                                       Remedies.

NewCo acknowledges and agrees that the rights of Agent under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Lenders and the Collateral if NewCo fails to or refuses to perform its obligations under this Agreement and, notwithstanding any election by Agent to claim damages from NewCo as a result of any such failure or refusal, Agent may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction, without the posting of a bond or other security to restrain any such failure or refusal.  NewCo further acknowledges that the obligations set forth in Sections 1, 2 and 4 of this Agreement will be extended by the length of time during which NewCo is in breach of any of these obligations. These remedies are cumulative with all other remedies provided by law or contract, and will not preclude Agent from later obtaining a judgment for money damages or specific acts against NewCo or otherwise affect any other remedies that Agent may have.  The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided in this Agreement, by law or in equity.  In any action by Agent to enforce its rights under this Agreement, any claims asserted by NewCo against Agent will not constitute a defense to Agent’s enforcement action.

8.                                       Severability.

If any provisions of this Agreement as applied to any part or to any circumstances are adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.  Agent and NewCo intend this Agreement to be enforced as written.  If any provision or any part of this Agreement is held to be invalid or unenforceable because of its scope, geographic area or duration, the parties agree that the court making such determination will have the power to delete specific words or phrases and in its modified form such provision will then be enforceable.  The foregoing clause is not intended to be an admission or evidence that the scope or duration of this Agreement is unreasonable.

9.                                       Consent to Jurisdiction, Service and Venue.

For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, NewCo irrevocably consents and submits to the jurisdiction and venue of any state or federal court of competent jurisdiction sitting in the New York, New York.  NewCo agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to NewCo at the address set forth in Section 11.  NewCo irrevocably waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with this Section will be deemed in every respect effective and valid personal service of process upon NewCo.  Nothing in this Agreement will be construed to prohibit service of process by any other method permitted by law.  The provisions of this Section will not limit or otherwise affect the right of Agent to institute and conduct an action in any other appropriate manner, jurisdiction or court.  NewCo agrees that final judgment in such suit, action or proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

10.                                 WAIVER OF JURY TRIAL.

AGENT AND NEWCO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT.  IN SO DOING, EACH PARTY INTENDS THAT ANY CLAIMS AND DISPUTES ARISING HEREUNDER WILL BE RESOLVED BY A JUDGE ACTING WITHOUT A JURY IN ORDER TO AVOID THE DELAYS, EXPENSES AND RISKS OF MISTAKEN INTERPRETATION THAT EACH PARTY ACKNOWLEDGES ARE MORE LIKELY WITH A JURY TRIAL THAN WITH A NON-JURY TRIAL.

11.                                 Notices.

All notices or other communications required or permitted hereunder will be in writing and will be deemed given when delivered:  (a) personally; (b) by registered or certified mail (postage prepaid); (c) by legible facsimile transmission; or (d) by overnight courier (fare prepaid), in all cases addressed as follows:

If to Agent, to:	With a copy to:

FCC, LLC 3520 N.W. 58th Street Oklahoma City, OK 73112 Attn: Lee Elmore, Senior Vice President Facsimile: (405) 917-9660	Buchanan Ingersoll & Rooney PC One Oxford Centre, 20th Floor Pittsburgh, PA 15219 Attn: Hugh G. Van der Veer Facsimile: (412) 562-1041

If to NewCo, to:	With a copy to:

c/o Alarm Funding, LLC 800 Connecticut Avenue, Suite E-403 Norwalk, CT 06854 Attn: Westin Lovy, Managing Director Facsimile: (203) 656-1994	Hanson Bridgett LLP 425 Market Street, 26th Floor San Francisco, CA 94105 Attention: Michael Y. Lateef Facsimile: 415-541-9366

Notice will be deemed received the same day (when delivered personally), 5 days after mailing (when sent by registered or certified mail), or the next Business Day (when sent by facsimile transmission or when delivered by overnight courier). Either party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

12.                                 Entire Agreement.

This Agreement is an integrated document, contains the entire agreement between the parties, and wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties with respect to this subject matter, except for the Credit Agreement and the other Credit Documents.  No change, modification, extension, termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon the parties unless made in writing and signed by the parties.  The parties further agree that the prior drafts of this Agreement will not be used to interpret this Agreement and will not be admissible into evidence at any time.

13.                                 Interpretation.

The descriptive headings of the Sections are for ease of reference only and will in no way affect or be used to construe or interpret this Agreement.  All references to Sections in this Agreement are references to the Sections of this Agreement.  The terms and conditions of this Agreement will not be construed against their drafter.  If any provision in this Agreement refers to any action taken or to be taken or which is prohibited from being taken, the provision will be applicable whether the action is taken directly or indirectly, whether or not expressly specified in the provision.

14.                                 Waiver.

No waiver of any right or remedy allowed hereunder will be implied by the failure to enforce any such right or remedy.  No express waiver will affect any such right or remedy other than that to which the waiver is applicable and only for that specific occurrence.

15.                                 Parties in Interest.

This Agreement is binding upon and inures to the benefit of Agent and its successors and assigns and the successors and permitted assigns of NewCo.

16.                                 Assignment.

Agent has the right to assign this Agreement to any third party without the consent of NewCo.  NewCo has no right to assign this Agreement.

17.                                 Governing Law.

This Agreement and the rights and the obligations of the parties shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be governed by, and construed and enforced in accordance with, the laws of the State of New York.

18.                                 Incorporation by Reference.

Any and all recitals, statements (including the Statement of Facts), reports, certificates or other documents or instruments referred to or attached to this Agreement are incorporated by reference into this Agreement.

19.                                 Expenses.

NewCo agrees to pay all of Agent’s costs and expenses incident to the negotiation and preparation of this Agreement and to the performance and compliance with all agreements and conditions contained herein on NewCo ‘s part to be performed or complied with, including the fees and costs of Agent ‘s counsel and accountants.  In addition, NewCo agrees to pay all of Agent’s reasonable legal fees and costs in the event Agent must enforce this Agreement, regardless of whether suit is filed.

20.                                 Counterparts; Telecopy.

This Agreement may be executed in one or more counterparts, each of which when taken together will comprise one instrument.  Delivery of executed signature pages by facsimile or other electronic transmission will constitute effective and binding execution and delivery.

21.                                 Further Assurances.

Upon Agent’s request, NewCo will do or cause to be done such further acts or things as Agent may reasonably request to accomplish the intent of this Agreement.

22.                                 Consultation.

NewCo acknowledges that it has carefully read and fully understood all of the provisions of this Agreement and had an opportunity to consult with its attorneys prior to executing this Agreement.

23.                                 Related Entities.

Nothing in this Agreement shall be deemed to prohibit Whitecap (US) Fund I, L.P. from creating an additional entity for the purpose of entering the security alarm business and purchasing security alarm accounts, so long as such entity is separate from NewCo, Alarm Funding, CastleRock, and the Permitted Subsidiaries, operates under a different name, and is not a party to the CastleRock Servicer Agreements, and no customers or contracts are transferred from Borrower, CastleRock or any Permitted Subsidiary to such new entity.  Notwithstanding the foregoing, NewCo acknowledges that NewCo would be in violation of this Agreement if such an entity, as an Affiliate of NewCo, were to breach any of the covenants set forth in Sections 1, 3 or 4 of this Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO NONSOLICITATION, NONCOMPETITION

AND NONDISCLOSURE AGREEMENT - BORROWER]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

AGENT:

SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, as Agent

By:	/ s / Anthony Casciano		By:	/ s / Matthew R. Begley
Name:	Anthony Casciano	and	Name:	Matthew R. Begley
Title:	Senior Vice President		Title:	President

ADDITIONAL BORROWER:

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

			By:	/ s / Brian E. Johnson
Brian E. Johnson, President